Exhibit 99.1

Item 6. Management’s Discussion and Analysis of Financial Condition and Results of Operations

INTRODUCTION

The Company’s results of operations are dependent upon the difference between prices received for its oil and gas production and the costs to find and produce such oil and gas. Oil and gas prices have been and are expected in the future to be volatile and subject to fluctuations based on a number of factors beyond the control of the Company. The Company does not presently engage in any hedging activities and has no plans to do so in the near future.

The Company operates the Etame field on behalf of a consortium of five companies offshore of the Republic of Gabon. The field was developed in 2002 at a total cost approximately $57.3 million ($17.4 million net to the Company inclusive of $1.5 million of the Company share of the Gabon Government carried 7.5% interest). In 2003, the Etame field produced at approximately 14,500 to 15,000 BOPD.

The Company’s results of operations are affected by currency exchange rates. While oil sales are denominated in U.S. dollars, a portion of operating costs in Gabon are denominated in local currencies. An increase in the exchange rate of the local currencies to the dollar will have the effect of increasing operating costs while a decrease in the exchange rate will reduce operating costs. The Gabon local currency is tied to the Euro, which appreciated substantially against the dollar in 2003.

A substantial portion of the Company’s oil production is located offshore of Gabon. In Gabon, the Company produces into a 1.1 million barrel tanker and sells cargos to Shell Oil at spot market prices.

CRITICAL ACCOUNTING POLICIES

The following describes the critical accounting policies used by VAALCO in reporting its financial condition and results of operations. In some cases, accounting standards allow more than one alternative accounting method for reporting, such is the case with accounting for oil and gas activities described below. In those cases, the Company’s reported results of operations would be different should it employ an alternative accounting method.

Successful Efforts Method of Accounting for Oil and Gas Activities. The Securities and Exchange Commission (“SEC”) prescribes in Regulation SX the financial accounting and reporting standards for companies engaged in oil and gas producing activities. Two methods are prescribed: the successful efforts method and the full cost method. Like many other oil and gas companies, VAALCO has chosen to follow the successful efforts method. Management believes that this method is preferable, as the Company has focused on exploration activities wherein there are risk associated with future success and as such earnings are best represented by attachment to the drilling operations of the Company.

Costs of successful wells, development dry holes and leases containing productive reserves are capitalized and amortized on a unit-of-production basis over the life of the related reserves. For financial accounting purposes the Company adopted SFAS 143 – Accounting for Asset Retirement Obligations on January 1, 2003. This Statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred by capitalizing it as part of the carrying amount of the long-lived assets. Other exploration costs, including geological and geophysical expenses applicable to undeveloped leasehold, leasehold expiration costs and delay rentals are expensed as incurred.

In accordance with accounting under successful efforts, the Company reviews proved oil and gas properties for indications of impairment whenever events or circumstances indicate that the carrying value of its oil and gas properties may not be recoverable. When it is determined that an oil and gas property’s estimated future net cash flows will not be sufficient to recover its carrying amount, an impairment charge must be recorded to reduce the carrying amount of the asset to its estimated fair value. This may occur if a field discovers lower than anticipated reserves or if commodity prices fall below a level that significantly effects anticipated future cash flows on the field.

Undeveloped acreage and Work in Progress. At December 31, 2003, the Company had $1,905,000 of work in progress associated with the Ebouri exploration well drilling at year-end 2003. Unproved properties are assessed quarterly for impairment in value, with any impairment charged to expense. During 2003, $260,000 of leases that expired in Alabama and Mississippi were expensed.

FASB has issued FASB Staff Position 142-b (“FSP 142-b”) to address the application of SFAS No. 142 to the oil and gas industry. The FSP confirms our historical treatment of contractual property rights as tangible assets.

In August 2001, the Financial Accounting Standards Board issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible, long-lived assets and the associated asset retirement costs. This Statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred by capitalizing it as part of the carrying amount of the long-lived assets. As required by SFAS No. 143, the Company adopted this new accounting standard effective January 1, 2003. The Company had previously recorded certain asset retirement obligations at gross amounts. Effective January 1, 2003, the Company recognized $1.7 million of income as a result of the adoption of SFAS No. 143.

In June 2002, the FASB issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” which addresses accounting for restructuring and similar costs. SFAS No. 146 supersedes previous accounting guidance, principally EITF Issue No. 94-3. The Company has adopted the provisions of SFAS No. 146 for restructuring activities effective January 1, 2003. SFAS No. 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. Under Issue No. 94-3, a liability for an exit cost was recognized at the date of commitment to an exit plan. SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value. Accordingly, SFAS No. 146 may affect the timing of recognizing future restructuring costs as well as the amounts recognized. The impact that SFAS No. 146 will have on the consolidated financial statements will depend on the circumstances of any specific exit or disposal activity.

In November 2002, FASB Interpretation (“FIN”) No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” elaborates on the disclosure to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. This Interpretation also incorporates, without change, the guidance in FIN No. 34, which is being superceded. As set forth in the Interpretation, the disclosures required are designed to improve the transparency of the financial statement information about the guarantor’s obligations and liquidity risks related to guarantees issued. The fair values of guarantees entered into after December 31, 2002, must be recorded as a liability of the guarantor in its financial statements. Existing guarantees as of December 31, 2002 are grandfathered from the recognition provisions, unless they are later modified, but they are still required to be disclosed. The disclosure requirements are effective for periods ending after December 15, 2002. See Note 7 for the required disclosures as of December 31, 2003.

In January 2003, the FASB issued FIN No. 46, “Consolidation of Variable Interest Entities - An Interpretation of Accounting Research Bulletin 51”. FIN 46 addresses consolidation by business enterprises of variable interest entities (“VIEs”) and the primary objective is to provide guidance on the identification of, and financial reporting for, entities over which control is achieved through means other than voting rights; such entities are known as VIEs. FIN 46 requires an entity to consolidate a VIE if the entity has a variable interest (or combination of variable interests) that will absorb a majority of the entity’s expected losses if they occur, receive a majority of the entity’s expected residual returns if they occur or both. The guidance applies immediately to VIEs created after January 31, 2003, and to VIEs in which an enterprise obtains an interest after that date. However, on October 8, 2003, the FASB decided to grant a broader deferral of the implementation of FIN 46. Pursuant to this deferral, the Company must complete its evaluation of VIEs that existed prior to February 1, 2003, and the consolidation of those for which it is the primary beneficiary for financial statements issued for the first period ending after December 15, 2003. Consolidation of previously existing VIEs will be required in the Partnership’s December 31, 2003 financial statements. The Company has no VIEs to consolidate as of December 31, 2003.

On April 30, 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”. This statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. This statement is effective for contracts entered into or modified after June 30, 2003, for hedging relationships designated after June 30, 2003, and to certain preexisting contracts. The Company adopted SFAS No. 149 on July 1, 2003. The adoption of SFAS No. 149 had no effect on the Company’s financial position, results of operations or cash flows.

In May 2003, The FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. SFAS No. 150 establishes standards for how an issuer classifies and measures certain freestanding instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope as a liability (or asset in some circumstances). The Company adopted SFAS No. 150 effective July 1, 2003. The adoption of this statement had no effect on the Company financial position, results of operations or cash flows.

CAPITAL RESOURCES AND LIQUIDITY

Cash Flows

Net cash provided by operating activities for 2003 was $22.6 million, as compared to $0.8 million in 2002. Net funds provided by operations in 2003 included net income of $8.9 million, non-cash depreciation, depletion and amortization of $5.9 million and working capital increases of $4.1 million primarily as a result of the Etame field operations in Gabon. It also included the add back of non-cash exploration expense of $1.8 million associated with the write off of the Etame 2V well in Gabon and certain acreage acquired prior to 2003, and non-cash add back of $1.3 million of minority interest expense. In 2002, net cash uses included $4.0 million reduction in accounts with partners. It also included $1.5 million of development and operating costs advanced on behalf of the Government of Gabon for their 7.5% carried working interest share of the Etame field. This amount is carried as an Other Receivable. Offsetting these cash uses was an increase of $4.7 million in trade accounts payable net of trade accounts receivable.

Net cash used in investing activities for 2003 was $1.9 million, as compared to net cash used in investing activities of $15.9 million in 2002. In 2003, the Company added to its investment in Gabon by participating in the Ebouri No. 1 well, which was classified as work in progress at year end 2003. The well was subsequently suspended as a discovery well in 2004. In 2002, the Company invested $15.6 million to fund its share of the development of the Etame Block.

In 2003, net cash used by financing activities was $5.4 million consisting primarily of $13.0 million of debt reduction, financed in part by the use of $7.9 million of funds in escrow. Net cash provided by financing activities in 2002 was $13.0 million consisting of borrowings of $20.0 million from the IFC and the 1818 Fund and $3.3 million from the sale of stock of VAALCO’s subsidiary VAALCO International, Inc. This was offset by $10.0 million of funds placed in escrow to guarantee the IFC loan.

Capital Expenditures

During 2003 the Company spent $1.9 million on activities associated with the Phase 2 development and to commence the drilling of an exploration well. During 2004, the Company anticipates participating in additional exploration and development opportunities on the Etame Block, which will be funded by cash flow from operations. Total Phase 2 development and exploration capital expenditures for 2004 are budgeted to be approximately $12.0 million net to the Company.

Historically, the Company’s primary sources of capital resources has been from cash flows from operations, private sales of equity, borrowings and purchase money debt. At December 31, 2003 the Company had cash balances of $23 million. The Company believes that this cash balance combined with cash flow from operations will be sufficient to fund the Company’s 2004 capital expenditure budget of approximately $12 million, required debt repayments of $4 million and additional investments in working capital resulting from potential growth. As operator of Etame field the Company enters into project related activities on behalf of its working interest partners. The Company generally obtains advances from it partners prior to significant funding commitments.

To fund its share of the Phase 1 Etame field development costs, on April 19, 2002, the Company entered into a $10.0 million credit facility with the International Finance Corporation (“IFC”), a subsidiary of the World Bank. During the year ended December 31, 2003 the Company repaid $3.0 million of the loan as called for under the facility repayment schedule.

The credit facility required that the Company provide $10.0 million of cash collateral to secure borrowings under the facility until the project completion date. The Company borrowed the $10.0 million that it used as cash collateral from the 1818 Fund II, L.L.P. and another investor that is not affiliated with the Company.

The Company was notified by the IFC that the project completion date occurred on March 31, 2003. On April 1, 2003, the $10.0 million cash collateral posted by the Company was released. The $10.0 million of cash collateral was used to repay the 1818 Fund Loan on April 1, 2003. Also during April 2003, the Company paid accrued interest expense on the 1818 Fund loan of $0.7 million. Project completion marked the end of the Phase 1 development of the Etame field.

On September 8, 2002, the company commenced production from the Etame field offshore Gabon. Through 2003 total field production sold was 6.5 million bbls (1.6 million bbls net to the Company).

Substantially all of the Company’s crude oil and natural gas is sold at the well head at posted or index prices under short-term contracts, as is customary in the industry. In Gabon, the Company markets its crude oil under and agreement with Shell Western Trading and Supply, Limited. While the loss of Shell Oil as a buyer might have a material adverse effect on the Company in the near term, management believes that the Company would be able to obtain other customers for its crude oil.

Domestically, the Company produces from wells in Brazos County, Frio County and Dimmit County, Texas. During 2003, the Company had net production of 6,600 bbls of oil and 51 million cubic feet of gas. Domestic production is sold via separate contracts for oil and gas. The Company has access to several alternative buyers for oil and gas sales domestically.

Contractual Obligations

In addition to its lending relationships and obligations, the Company has contractual obligations under operating leases. The table below summarizes these obligations and commitments at December 31, 2003 (in thousands):

Payment Period

$thousands	2004		2005		2006	Thereafter
Long Term Debt	4,000		3,000		—	—
Operating Leases	18,407	[1]	17	1	144	156

1.	The Company is Guarantor of a lease for an FPSO utilized in Gabon, which represents $18,045,000 of the 2004 obligations. The Company can cancel the lease anytime with 12 month prior notice. Approximately 72% of the payment is co-guaranteed by the Company’s partners in Gabon.

RESULTS OF OPERATIONS

Year Ended December 31, 2003 Compared to Year Ended December 31, 2002

Amounts stated hereunder have been rounded to the nearest $100,000.

Revenues

Total oil and gas sales for 2003 were $35.5 million as compared to $9.4 million for 2002. Revenues in 2003 benefited from a full year of production from the Etame field, where the Company sold 1,226,000 net bbls at an average price of $28.54 per barrel. Revenues from Texas in 2003 were approximately $0.5 million. In September 2002, the Etame field was placed on production, and the Company sold approximately 302,000 net bbls of oil, generating $8.9 million in revenues in that year. The balance of the 2002 revenues was from Texas.

Operating Costs and Expenses

Production expenses for 2003 were $9.0 million as compared to $2.4 million for 2002. In 2003, the Etame field was on production for a full year compared to only four months of production expenses in 2002.

Exploration costs for 2003 were $2.1 million as compared to $0.2 million for 2002. Exploration costs in 2003 consisted of a $1.5 million write off of the Etame 2V well, which had previously been carried as work in progress, and the $0.3 million write off of certain leases that expired in Alabama and Mississippi. In 2003 exploration expense also included $0.3 million for seismic reprocessing in Gabon. In 2002 exploration costs were primarily costs of seismic reprocessing in Gabon.

Depreciation, depletion and amortization of properties for 2003 and 2002 were $5.8 million and $2.1 million respectively. Depletion in 2003 included the full year effect of Etame production accounting for $5.5 million of the year’s total. The balance was associated with the Texas wells, ($0.2 million) and depletion of the asset recorded related to abandonment obligations ($0.1 million). Depletion in 2002 included $1.8 million associated with Etame production. The balance was associated with the Texas wells.

General and administrative expenses for 2003 were $2.0 million as compared to $1.5 million for 2002. Increased activity associated with the full year’s operational activity at the Etame field was the primary reason for the increase in 2003.

Operating Income

Operating income for 2003 was $16.6 million as compared to a $3.1 million income for 2002. The full year of production operations from the Etame field in 2003 was responsible for the 2003 operating income, compared to only four months production from the Etame field in 2002.

Other Income (Expense)

Interest income for 2003 was $0.1 million compared to $0.1 million in 2002. Both the 2003 and 2002 amounts represent interest earned and accrued on cash balances and funds in escrow.

Interest expense of $2.6 million was recorded in 2003 associated with the financings for the development of the Etame field as compared to $0.8 million in 2002. In 2003, interest expense included $1.6 million of non cash amortization of debt discount associated with the issuance of warrants in connection with the 1818 Fund Loan.

Income Taxes

In 2003, the Company incurred $5.5 million of foreign income taxes. $5.5 million was paid in Gabon associated with the Etame field production. In 2002 the Company incurred income taxes of $1.4 million, all of which was paid in Gabon.

Minority Interest

A provision for minority interest in the Gabon subsidiary was made for $1.3 million and $0.3 million in 2003 and 2002 respectively.

Discontinued Operations

The company incurred a loss from discontinued operations in the Philippines of $35,000 in 2003 and $0.2 million in 2002. The reduced loss in 2003 was due to lower general and administrative costs, and a $0.2 million tax credit received in 2003.

Cumulative Effect of Accounting Change

In 2003 the Company experienced a one time gain of $1.7 million associated with the adoption of SFAS No. 143 “Accounting for Asset Retirement Obligations.”

Net Income

Net income attributable to common stockholders for 2003 was $8.9 million as compared to a net income of $0.4 million in 2002. The full year impact of profitable production operations in Gabon was responsible for the increase in net income in 2003. The commencement of production in September 2003 from the Etame field was the primary contributor to net income in 2002.

Item 7. Financial Statements and Supplementary Data

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of VAALCO Energy, Inc. and Subsidiaries:

We have audited the consolidated balance sheet of VAALCO Energy, Inc. and its subsidiaries (“VAALCO”) as of December 31, 2003, and the related consolidated statements of operations, stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2003. These financial statements are the responsibility of VAALCO’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of VAALCO as of December 31, 2003, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 9 to the consolidated financial statements, effective January 1, 2003, the Company changed its method of accounting for asset retirement obligations.

Deloitte & Touche LLP

Houston, Texas

March 30, 2004 (December 17, 2004 as to Note 10 for discontinued operations)

VAALCO ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEET

(in thousands of dollars, except number of shares and par value amounts)

December 31, 2003

ASSETS
Current assets:
Cash and cash equivalents	$22,995
Funds in escrow	2,144
Receivables:
Trade	58
Other	449
Crude oil inventory	586
Materials and supplies	271
Prepayments and other	533
Current assets of discontinued operations	491

Total current assets	27,527

Property and equipment – successful efforts method:
Wells, platforms and other production facilities	23,393
Work in progress	1,905
Equipment and other	593

25,891
Accumulated depreciation, depletion and amortization	(9,282)

Net property and equipment	16,609

Other assets:
Deferred tax asset	920
Funds in escrow	801
Long term assets of discontinued operations	14
Other long-term assets	496

TOTAL	$46,367

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$6,019
Accounts with partners	3,015
Current portion of long term debt	4,000
Current liabilities of discontinued operations	1,364
Income taxes payable	45

Total current liabilities	14,443

Long term liabilities of discontinued operations	1,538
Long term debt	3,000
Asset retirement obligations	1,165

Total liabilities	20,146

Commitments and contingencies (Note 7) Minority interest in consolidated subsidiaries	1,667

Stockholders’ equity: (Note 4) Convertible preferred stock, $25 par value, 500,000 shares authorized; 10,000 shares issued and outstanding	250
Common stock, $0.10 par value, 100,000,000 authorized shares 21,531,829 shares issued with 151,769 in treasury	2,153
Additional paid-in capital	46,358
Accumulated deficit	(24,032)
Less treasury stock, at cost	(175)

Total stockholders’ equity	24,554

TOTAL	$46,367

See notes to consolidated financial statements.

VAALCO ENERGY, INC. AND SUBSIDIARIES

STATEMENTS OF CONSOLIDATED OPERATIONS

(in thousands of dollars, except per share amounts)

	Years ended December 31,
	2003	2002
Revenues:
Oil and gas sales	$35,481	$9,359
Gain on sale of assets	—	12

Total revenues	35,481	9,371

Operating costs and expenses:
Production expenses	8,969	2,414
Exploration expense	2,096	240
Depreciation, depletion and amortization	5,785	2,123
General and administrative expenses	2,007	1,497

Total operating costs and expenses	18,857	6,274

Operating income	16,624	3,097
Other income (expense):
Interest income	80	137
Interest expense	(2,630)	(828)
Other, net	—	(15)

Total other expense	(2,550)	(706)

Income from continuing operations before taxes, minority interest and cumulative effect of accounting change	14,074	2,391
Income tax expense	5,514	1,385

Income from continuing operations before minority interest and cumulative effect of accounting change	8,560	1,006
Minority interest in earnings of subsidiaries	(1,306)	(342)
Discontinued operations: (Note 10)
Loss from discontinued operations net of tax	(35)	(219)
Cumulative effect of accounting change	1,717	—

Net income attributable to common stockholders	$8,936	$445

Basic income per common share from continuing operations before cumulative effect of accounting change	$0.34	$0.03
Loss from discontinued operations	—	(0.01)
Cumulative effect of accounting change	0.08	—

Basic income per common share	$0.42	$0.02

Diluted income per common share from continuing operations before cumulative effect of accounting change	$0.13	$0.01
Loss from discontinued operations	—	—
Cumulative effect of accounting change	0.03	—

Diluted income common per share	$0.16	$0.01

Basic weighted average common shares outstanding	21,237	20,778

Diluted weighted average common shares outstanding	55,355	53,992

See notes to consolidated financial statements.

VAALCO ENERGY, INC. AND SUBSIDIARIES

STATEMENTS OF CONSOLIDATED STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2002

(in thousands of dollars, except share data)

	Preferred Stock		Common Stock		Additional Paid-in Capital	Subscription Receivable	Accumulated Deficit	Treasury Stock	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance at January 1, 2002	10,000	$250	20,749,964	$2,075	$41,215	—	$(33,413)	$(12)	$10,115

Proceeds from stock issuance	—	—	86,386	9	(4)	—	—	—	5

Sale of Minority Interest	—	—	—	—	3,291	—	—	—	3,291
Capital contribution and Issuance of warrants	—	—	—	—	1,911	(569)	—	—	1,342
Net Income	—	—	—	—	—	—	445	—	445

Balance at December 31, 2002	10,000	$250	20,836,350	$2,084	$46,413	$(569)	$(32,968)	$(12)	$15,198

Proceeds from stock issuance	—	—	695,479	69	514	—	—	—	583

Cancellation of subscription Receivable	—	—	—	—	(569)	569	—	—	—
Purchase of treasury shares	—	—	—	—	—	—	—	(163)	(163)

Net Income	—	—	—	—	—	—	8,936	—	8,936

Balance at December 31, 2003	10,000	$250	21,531,829	$2,153	$46,358	$—	$(24,032)	$(175)	$24,554

See notes to consolidated financial statements.

VAALCO ENERGY, INC. AND SUBSIDIARIES

STATEMENTS OF CONSOLIDATED CASH FLOWS

(in thousands of dollars)

	Year Ended December 31,
	2003	2002
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,936	$445
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	5,876	2,126
Non cash compensation expense	443	—
Gain on sale of assets	—	(12)
Amortization of debt discount	1,624	—
Cumulative effect of accounting change	(1,717)	—
Exploration expense	2,096	250
Minority interest in earnings of subsidiaries	1,306	341
Change in assets and liabilities that provided (used) cash:
Funds in escrow	(4)	(759)
Trade receivables	3,213	(3,092)
Other receivables	1,198	(1,511)
Materials and supplies	(384)	(471)
Prepayments and other	(160)	(387)
Accounts payable, accrued liabilities and income taxes payable	(3,081)	7,883
Accounts with partners	3,779	(3,973)
Provision for deferred income taxes	(497)	(20)

Net cash provided by operating activities	22,628	820

CASH FLOWS FROM INVESTING ACTIVITIES:
Exploration expense	(327)	(250)
Additions to property and equipment	(1,877)	(15,564)
Disposals of property and equipment	—	12
Other – net	286	(64)

Net cash used in investing activities	(1,918)	(15,866)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of common stock	141	—
Proceeds from sale of minority interest	—	3,291
Distribution to minority interest	(320)	—
Funds in escrow	7,903	(10,047)
Proceeds from borrowings	—	20,000
Debt repayment	(13,000)	—
Purchase of treasury shares	(163)	—
Other – net	—	(278)

Net cash (used in) provided by financing activities	(5,439)	12,966

NET CHANGE IN CASH AND CASH EQUIVALENTS	15,271	(2,080)
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	7,724	9,804

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$22,995	$7,724

SUPPLEMENTAL DISCLOSURE OF CASH FLOWS INFORMATION:
Interest Paid	$1,140	$138
Income Taxes Paid	$5,545	$1,385

See notes to consolidated financial statements.

VAALCO ENERGY, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2003

(in thousands of dollars unless otherwise indicated)

1.	ORGANIZATION

VAALCO Energy, Inc., a Delaware corporation, is a Houston-based independent energy company principally engaged in the acquisition, exploration, development and production of crude oil and natural gas. As used herein, the terms “Company” and “VAALCO” mean VAALCO Energy, Inc. and its subsidiaries, unless the context otherwise requires. VAALCO owns producing properties and conducts exploration activities as operator of consortiums internationally in the Philippines and Gabon. Domestically, the Company has interests in the Texas Gulf Coast area. In both Gabon and the Philippines, VAALCO serves as the operator for groups of companies which own the working interests in the production sharing contracts, collectively referred to as consortiums.

VAALCO’s subsidiaries include Alcorn (Philippines) Inc., Alcorn (Production) Philippines Inc., Altisima Energy, Inc., VAALCO Gabon (Etame), Inc., VAALCO Production (Gabon), Inc., VAALCO Energy (USA), Inc. and 1818 Oil Corp. See Note 10 for a discussion of the sale of the Company’s Philippines operations in 2004.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation - The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. The portion of the income and net assets applicable to the Company non-controlling interest in the majority-owned operations of the Company’s Gabon subsidiary is reflected as minority interest. All significant transactions within the consolidated group have been eliminated in consolidation.

Cash and Cash Equivalents - For purposes of the statements of consolidated cash flows, the Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

Funds in Escrow - Escrow Cash includes cash that is contractually restricted for non-operational purposes such as debt service and capital expenditures. Restricted cash and cash equivalents are classified as a current or non-current asset based on their designated purpose. Current amounts represent an escrow for the IFC loan ($1.1 million) and an escrow to secure a letter of credit associated with an ongoing drilling program ($1.0 million). Long term amounts represent an

VAALCO ENERGY, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2003

(in thousands of dollars unless otherwise indicated)

escrow to secure charter payments for the Floating Production Storage and Offloading tanker (“FPSO”) in Gabon ($0.8 million) and for the abandonment of certain Gulf of Mexico properties ($38).

Inventory - Materials and supplies are valued at the lower of cost, determined by the weighted-average method, or market. Crude oil inventories are carried at the lower of cost or market and represent the Company’s share of crude oil production produced and stored on the tanker, but unsold. Cost represents the production expenses excluding depletion.

Income Taxes – VAALCO accounts for income taxes under an asset and liability approach that recognizes deferred income tax assets and liabilities for the estimated future tax consequences of differences between the financial statements and tax bases of assets and liabilities. Valuation allowances are provided against deferred tax assets that more likely than not to be realized.

Property and Equipment - The Company follows the successful efforts method of accounting for exploration and development costs. Under this method, exploration costs, other than the cost of exploratory wells, are charged to expense as incurred. Exploratory well costs are initially capitalized until a determination as to whether proved reserves have been discovered. If an exploratory well is deemed to not have found proved reserves, the associated costs are expensed at that time. All development costs, including developmental dry hole costs, are capitalized. Provisions for impairment of undeveloped oil and gas leases are based on periodic evaluations and other factors. The Company recognizes gains/losses for the sale of developed properties based upon an allocation of property costs between the interests sold and the interests retained based on the fair value of those interests.

The Company reviews its oil and gas properties for impairment whenever events or changes in circumstances indicate that the carrying amount of such properties may not be recoverable. When it is determined that an oil and gas property’s estimated future net cash flows will not be sufficient to recover its carrying amount, an impairment charge must be recorded to reduce the carrying amount of the asset to its estimated fair value.

Depletion of wells, platforms and other production facilities are provided on a field basis under the unit-of-production method based upon estimates of proved developed reserves. For financial accounting purposes the Company adopted Statement of Financial Accounting Standards (“SFAS”) 143 – “Accounting for Asset Retirement Obligations” on January 1, 2003 (See Note 9). This Statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred by capitalizing it as part of the carrying amount of the long-lived assets. Provision for depreciation of other property is made primarily on a straight-line basis over the estimated useful life of the property. The annual rates of depreciation are as follows:

Office and miscellaneous equipment	3 -5 years
Leasehold improvements	8 -12 years

VAALCO ENERGY, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2003

(in thousands of dollars unless otherwise indicated)

Investments - The Company invests funds in escrow and excess cash in certificates of deposit and commercial paper issued by banks with maturities typically not exceeding three months or less.

Foreign Exchange Transactions - For financial reporting purposes, the subsidiaries use the United States dollar as their functional currency. Monetary assets and liabilities denominated in foreign currency are translated to U.S. dollars at the rate of exchange in effect at the balance sheet date, and items of income and expense are translated at average monthly rates. Nonmonetary assets and liabilities are translated at the exchange rate in effect at the time such assets were acquired and such liabilities were incurred. Gains and losses on foreign currency transactions are included in income currently. The Company incurred a loss on foreign currency transactions of $7 in 2003 and $53 in 2002.

Accounts With Partners - Accounts with partners represent cash calls due or excess cash calls paid by the partners for exploration, development and production expenditures made by VAALCO Gabon (Etame), Inc.

Revenue Recognition - The Company recognizes revenues from crude oil and natural gas sales upon delivery to the buyer.

Stock-Based Compensation - SFAS No. 123, “Accounting for Stock-Based Compensation” encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value as determined by generally recognized option pricing models such as the Black-Scholes model or the binomial model. Because of the inexact and subjective nature of deriving non-freely traded employee stock option values using these methods, the Company has adopted the disclosure-only provisions of SFAS No. 123 and continues to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees.” Accordingly, no compensation cost has been recognized for the Company’s stock-based plans. Had compensation cost for the

VAALCO ENERGY, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2003

(in thousands of dollars unless otherwise indicated)

Company’s stock-based compensation plans been determined based on the fair value at the grant dates for awards under those plans consistent with the optional method prescribed by SFAS No. 123, the Company’s net income and net income per share would have been adjusted to the pro forma amounts indicated below (in thousands, except per share data):

Years Ended December 31,	2003	2002
Net income as reported	$8,936	$445
Deduct: Total stock based employee compensation expense	572	—

Proforma net income	$8,364	$445

Basic earnings per share
As reported	$0.42	$0.02
Pro forma	$0.39	$0.02

Diluted earnings per share
As reported	$0.16	$0.01
Pro forma	$0.15	$0.01

The total stock based employee compensation expense was determined under the fair value based method for all awards, net of related tax effects.

The effects of applying SFAS No. 123 in the disclosure may not be indicative of future amounts as additional awards in future years are anticipated.

The valuation of the options is based upon a Black Scholes model assuming expected volitality of 38%, risk-free interest rate of 5.5%, expected life of options of 3 to 5 years, depending upon the award and expected dividend yield of 0%.

Fair Value of Financial Instruments - The Company’s financial instruments consist primarily of cash, trade accounts, note receivables, trade payables and debt. The book values of cash, trade receivables, and trade payables are representative of their respective fair values due to the short-term maturity of these instruments. The book value of the Company’s notes receivable and debt instruments are considered to approximate the fair value, as the interest rates are adjusted based on rates currently in effect.

Risks and Uncertainties - The Company’s interests are located overseas in certain offshore areas of the Philippines and Gabon.

Substantially all of the Company’s crude oil and natural gas is sold at the well head at posted or index prices under short-term contracts, as is customary in the

VAALCO ENERGY, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2003

(in thousands of dollars unless otherwise indicated)

industry. In Gabon, the Company sells crude oil under a contract with Shell Western Supply and Trading, Limited. Shell Western Supply and Trading, Limited accounted for 97% and 89% of total revenues in 2003 and 2002 respectively. While the loss of these buyers might have a material effect on the Company in the near term, management believes that the Company would be able to obtain other customers for its crude oil. Domestic production is sold under two contracts, one for oil and one for gas. The Company has access to several alternative buyers for oil and gas sales domestically.

Estimates of oil and gas values as made in the financial statements require extensive judgments and are generally less precise than other estimates made in connection with financial disclosures. Assigning monetary values to such estimates does not reduce the subjectivity and changing nature of such estimates of value. The information set forth herein is therefore subjective and, since judgments are involved, may not be comparable to estimates of value made by other companies. The Company considers its estimates to be reasonable; however, due to inherent uncertainties and the limited nature of data, estimates are imprecise and subject to change over time as additional information become available.

Use of Estimates in Financial Statement Preparation - The preparation of financial statements in conformity with generally accepted accounting principles requires estimates and assumptions that affect the reported amounts of assets and liabilities as well as certain disclosures. The Company’s financial statements include amounts that are based on management’s best estimates and judgments. Actual results could differ from those estimates.

3.	RECENT ACCOUNTING PRONOUNCEMENTS

In June 2002, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” which addresses accounting for restructuring and similar costs. SFAS No. 146 supersedes previous accounting guidance, principally EITF Issue No. 94-3. The Company has adopted the provisions of SFAS No. 146 for restructuring activities effective January 1, 2003. SFAS No. 146 requires that the liability for costs associated with an exit or disposal activity be recognized when the liability is incurred. Under Issue No. 94-3, a liability for an exit cost was recognized at the date of commitment to an exit plan. SFAS No. 146 also establishes that the liability should initially be measured and recorded at fair value. Accordingly, SFAS No. 146 may affect the timing of recognizing future restructuring costs as well as the amounts recognized. The impact that SFAS No. 146 will have on the consolidated financial statements will depend on the circumstances of any specific exit or disposal activity.

VAALCO ENERGY, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2003

(in thousands of dollars unless otherwise indicated)

FASB has issued FASB Staff Position 142-b (“FSP 142-b”) to address the application of SFAS No. 142 to the oil and gas industry. The FSP confirms our historical treatment of contractual property rights as tangible assets.

In December 2002, FASB issued SFAS No. 148, “Accounting for Stock-Based Compensation – Transition and Disclosure. SFAS No. 148 amends SFAS No. 123 “Accounting for Stock Based Compensation” to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. During the year ending December 31, 2003, officers of the Company exercised options for 395,479 shares utilizing cashless provisions, resulting in a compensation expense of $444, which was recorded as a general and administrative expense. The provisions of SFAS No. 148 had no material effect on the Company’s financial position or results of operations for the year ended December 31, 2002.

In November 2002, FASB Interpretation (“FIN”) No. 45, “Guarantor’s Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others,” elaborates on the disclosure to be made by a guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. This Interpretation also incorporates, without change, the guidance in FIN No. 34, which is being superceded. As set forth in the Interpretation, the disclosures required are designed to improve the transparency of the financial statement information about the guarantor’s obligations and liquidity risks related to guarantees issued. The fair values of guarantees entered into after December 31, 2002, must be recorded as a liability of the guarantor in its financial statements. Existing guarantees as of December 31, 2002 are grandfathered from the recognition provisions, unless they are later modified, but they are still required to be disclosed. The disclosure requirements are effective for periods ending after December 15, 2002. See Note 7 for the required disclosures as of December 31, 2003.

In January 2003, the FASB issued FIN No. 46, “Consolidation of Variable Interest Entities—An Interpretation of Accounting Research Bulletin 51”. FIN 46 addresses consolidation by business enterprises of variable interest entities (“VIEs”) and the primary objective is to provide guidance on the identification of, and financial reporting for, entities over which control is achieved through means other than voting rights; such entities are known as VIEs. FIN 46 requires an entity to consolidate a VIE if theentity has a variable interest (or combination of variable interests) that will absorb a majority of the entity’s expected losses if they occur, receive a majority of the entity’s expected residual returns if they occur or both. The guidance applies immediately to VIEs created after January 31, 2003, and to VIEs in which an enterprise obtains an interest after that date. However, on

VAALCO ENERGY, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2003

(in thousands of dollars unless otherwise indicated)

October 8, 2003, the FASB decided to grant a broader deferral of the implementation of FIN 46. Pursuant to this deferral, theCompany must complete its evaluation of VIEs that existed prior to February 1, 2003, and the consolidation of those for which it is the primary beneficiary for financial statements issued for the first period ending after December 15, 2003. The Company has no VIEs to consolidate as of December 31, 2003.

On April 30, 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”. This statement amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. This statement is effective for contracts entered into or modified after June 30, 2003, for hedging relationships designated after June 30, 2003, and to certain preexisting contracts. TheCompany adopted SFAS No. 149 on July 1, 2003. The adoption of SFAS No. 149 had no impact on the Company’s financial position, results of operations or cash flows.

In May 2003, The FASB issued SFAS No. 150, “Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity”. SFAS No. 150 establishes standards for how an issuer classifies and measures certain freestanding instruments with characteristics of both liabilities and equity. SFAS No. 150 requires that an issuer classify a financial instrument that is within its scope as a liability (or asset in some circumstances). The Company adopted SFAS No. 150 effective July 1, 2003. The adoption of this statement had no effect on the Company’s financial position, results of operations or cash flows.

4.	STOCKHOLDERS’ EQUITY

The Company is authorized to issue up to 100 million shares of Common Stock. Stockholder’s equity consists of preferred stock, common stock, options and warrants. Set out below is a summary of the number of shares on an as converted basis assuming cash exercise of all warrants and options. Certain options and warrants have cashless exercise features that would alter the number of shares issued if this feature were utilized.

	2003	2002
Common shares issued and outstanding [1]	21,380,060	20,830,955
Preferred shares convertible to common stock	27,500,000	27,500,000
Options	4,541,000	2,825,000
Warrants	7,500,000	19,500,000

Total shares on an as converted, as exercised basis	60,921,060	70,655,955

VAALCO ENERGY, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2003

(in thousands of dollars unless otherwise indicated)

1. Net of treasury shares

The following discussion of shares under option incorporates options granted by the predecessor VAALCO and the Company.

In 1996 options were granted to an officer and director for 1,000,000 shares of the Common Stock of the Company at exercise prices of $0.375 per share for 400,000 shares, $0.50 for 300,000 shares and $1.00 for 300,000 shares. The options vested over a term of three years were exercisable for five years from the vesting date. A total of 520,000 of the options were forfeited in 2002. The remainder of the options were exercised in 2003. The Company recorded $276 of non-cash compensation expense associated with the exercise of 221,000 net stock options by the officer of the Company.

In 1996, a former officer of the Company was granted warrants to purchase shares of the Company’s Common Stock. The warrants expired August 31, 2003 and consisted of the right to purchase 250,000 shares of Common Stock at an exercise price of $0.50 per share; 250,000 shares of Common Stock at an exercise price of $2.50 per share; 250,000 shares of Common Stock at an exercise price of $5.00 per share; and 250,000 shares of Common Stock at an exercise price of $7.50 per share. The 250,000 warrants at $0.50 per share were exercised in 2003. The remainder of the warrants expired unexercised.

In 1997, another officer of the Company was granted options to purchase 1,000,000 shares at $0.625 per share, vesting 500,000 shares at August 1, 1997 and 500,000 shares at August 1, 1998. A total of 500,000 options were forfeited in 2002. The remaining options were exercised in 2003. The Company recorded $167 of non-cash compensation expense associated with the exercise of 174,479 net stock options by the officer of the Company.

An investment banking firm was granted 345,325 warrants to purchase the Company’s Common Stock on July 31, 1997 in connection with the private placement of Common Stock. The warrants had a term of five years from the date of issuance and consist of the right to purchase shares at $1.00 per share. The same investment banking firm was granted 100,000 warrants to purchase the Company’s Common Stock on April 1, 1998 in connection with the private placement of Common Stock. The warrants had a term of five years from the date of issuance and consist of the right to purchase shares at $2.00 per share. The banking firm exercised 345,325 warrants in 2002 under the cashless exercise feature and received a total of 31,386 shares of common stock. The remaining 100,000 warrants expired unexercised in 2003.

On November 29, and December 15, 2000, options to purchase a total of 600,000 shares were granted at $0.30 per share to two technical representatives of the Company. The options have a term of five years from the date of issuance. These

VAALCO ENERGY, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2003

(in thousands of dollars unless otherwise indicated)

options vested six months after issuance. An additional 200,000 options were issued to the technical representatives during 2001 at $0.30 per share, expiring on December 15, 2005. During 2002 and 2003, the technical representatives exercised 55,000 and 50,000 options, respectively.

On June 10, 2002 and August 30, 2002 respectively, 15,000,000 and 4,500,000 warrants to purchase common stock at $0.50 per share were issued in connection with the 1818 Loan (See Note 8). 12,000,000 of the warrants were surrendered back to the Company upon the project completion of the Etame field. The remaining 7,500,000 warrants are issued and outstanding.

On June 19, 2003 the board of directors awarded 100,000 and 25,000 options to two directors, respectively, to purchase common stock at $1.04 per share. The options are fully vested and have a term of five years. None of the options were exercised as of December 31, 2003.

On December 16, 2003 the board of directors awarded 3,721,000 options to a group of officers, employees, consultants and directors to purchase common stock at $1.16 per share. The options have a term of three years, and vested one third upon issuance, one third on the first anniversary of the issuance date and one third upon the second anniversary date of the issuance. All of the options remain unexercised as of December 31, 2003.

Information with respect to the Company’s warrants and stock options is as follows:

	Vested Warrants Exercisable	Vested Options Exercisable	Total Shares Under Option	Weighted Average Option Exercise Price
Balance, January 1, 2002	—	4,045,325	4,045,325	$1.49
Issued	19,500,000		—	0.50
Exercised	—	(86,386)	(86,386)	0.52
Redeemed in cashless exercise	—	(313,939)	(313,939)	1.00
Forfeited	—	(820,000)	(820,000)	0.63

Balance, December 31, 2002	19,500,000	2,825,000	2,825,000	0.66
Vested/Issued	—	1,365,328	3,846,000	1.16
Exercised	—	(695,479)	(695,479)	0.61
Redeemed in cashless exercise	—	(584,521)	(584,521)	0.65
Forfeited	(12,000,000)	(850,000)	(850,000)	0.77

Balance, December 31, 2003	7,500,000	2,060,328	4,541,000	0.56

VAALCO ENERGY, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2003

(in thousands of dollars unless otherwise indicated)

The following table summarizes information about stock options and warrants outstanding as of December 31, 2003:

Range of Exercise Prices	Number Outstanding At 12/31/03	Weighted- Average Remaining Contractual Life	Weighted- Average Exercise Price	Number Exercisable At 12/31/03	Exercisable Weighted- Average Exercise Price
$ 0.30 to 1.00	8,195,000	3.43 years	$0.48	8,195,000	$0.48
1.01 to 2.00	3,846,000	3.17 years	1.16	1,365,328	1.15

$ 0.30 to 2.00	12,041,000	3.35 years	$0.70	9,560,328	$0.58

The Company follows SFAS No. 128 – “Earnings per Share,” which establishes the requirements for presenting earnings per share (“EPS”). SFAS No. 128 requires the presentations of “basic” and “diluted” EPS on the face of the income statement.

The following schedule is presented as a reconciliation of the numerators and denominators of basic and diluted earnings per share computations.

(In thousands except per share amounts)	For the Year Ended December 31, 2003
	Per-Share Amount	Net Income (Numerator)	Shares (Denominator)
Basic EPS
Net income from continuing operations attributable to common shareholders	$0.34	$7,254	21,237
Net loss from discontinued operations attributable to common shareholders	0.00	(35)	21,237
Cumulative effect of change in accounting principle attributable to common shareholders	0.08	1,717	21,237

Net income attributable To common Shareholders	$0.42	$8,936	21,237

Effect of Dilutive Securities
Common stock options and warrants	(0.26)	—	34,118

Diluted EPS
Net income attributable to common shareholders	$0.16	$8,936	55,355

VAALCO ENERGY, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2003

(in thousands of dollars unless otherwise indicated)

	For the Year Ended December 31, 2002
	Per-Share Amount	Net Income (Numerator)	Shares (Denominator)
Basic EPS
Net income from continuing operations attributable to common shareholders	$0.03	$664	20,778
Net loss from discontinued operations attributable to common shareholders	(0.01)	(219)	20,778

Net income attributable To common Shareholders	$0.02	$445	20,778

Effect of Dilutive Securities
Common stock options and warrants	(0.01)	—	33,214

Diluted EPS
Net income attributable to common shareholders	$0.01	$445	53,992

Diluted Shares consist of the following:

Item	Year Ended December 31, 2003	Year Ended December 31, 2002
Basic weighted average Common Stock issued and outstanding	21,236,658	20,777,830
Preferred Stock convertible to Common Stock	27,500,000	27,500,000
Dilutive Warrants	5,888,504	4,831,911
Dilutive Options	730,352	882,037

Total Diluted Shares	55,355,514	53,991,778

5.	INCOME TAXES

The Company and its domestic subsidiaries file a consolidated United States income tax return. Certain subsidiaries’ operations are also subject to foreign income taxes.

VAALCO ENERGY, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2003

(in thousands of dollars unless otherwise indicated)

Provision for income taxes consists of the following:

(In thousands)	Year Ended December 31,
	2003	2002
U.S. federal:
Current	$285	$—
Deferred	(285)	—
Foreign:
Current	5,514	1,383
Deferred	—	2

Total	$5,514	$1,385

The primary differences between the financial statement and tax bases of assets and liabilities at December 31, 2003 are as follows:

(In thousands)
Deferred Tax Assets:
Reserves not currently deductible	230
Operating loss carryforwards	919
Alternative minimum tax credit carryover	920
Asset retirement obligations	932
Other assets	455

3,456
Valuation allowance	(2,536)

Total deferred tax asset	$920

VAALCO ENERGY, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2003

(in thousands of dollars unless otherwise indicated)

Income from continuing operations before income taxes, minority interest and cumulative effect of accounting change is comprised of the following:

(In thousands)	Year Ended December 31,
	2003	2002
United States	$(4,228)	$(2,065)
Foreign	18,302	4,456

	$14,074	$2,391

The statutory rate reconciliation is as follows:

(In thousands)	Year Ended December 31,
	2003	2002
Pre-tax income (loss) multiplied by 35%	$4,926	$837
Foreign taxes not offset by U.S. foreign tax credits	588	548
U.S. net operating losses not benefited	—	—

Total income tax	$5,514	$1,385

At December 31, 2003, the Company and its subsidiaries had net operating loss (“NOL”) carryforwards of approximately $2.2 million for United States income tax purposes. A full valuation allowance has been provided against this NOL.

At December 31, 2003, the Company was subject to foreign and federal taxes only, with no allocations made to state and local taxes.

6.	RELATED-PARTY TRANSACTIONS

Other long-term assets included $13 in notes due from employees at December 31, 2003. During the year ended December 31, 2003 and 2002, the Company incurred interest costs on the 1818 Fund Loan of $311 and $417 respectively, excluding $1.6 million of costs of amortization of warrants issued in conjunction with the loan.

7.	COMMITMENTS AND CONTINGENCIES

In connection with the charter of the FPSO at Etame, the Company as operator of the Etame field, guaranteed the charter payments through September 2004. The charter continues for four years beyond that period unless one year’s prior notice is given to the owner of the FPSO. The Company obtained several guarantees from its partners for their share of the charter payment. The Company’s share of the charter payment is 28.1%. The Company believes performance under this guarantee is remote. The estimated obligations for the annual charter payment and the Company’s share of the charter payments for the next twelve months are as follows:

$ thousands	Full Charter Payment	Company Share
	$18,045	$5,065

In July of 2001, the consortium elected to renew the Etame block for an additional five-year term, consisting of a three-year and a two-year follow-on term. The

VAALCO ENERGY, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2003

(in thousands of dollars unless otherwise indicated)

consortium committed to drill two additional wells on the block during the three-year term, one of which was drilled in January 2004. A one well commitment is required to obtain the two-year extension beyond July 2004.

Under the terms of the Etame Production Sharing Contract, the Contractor is required to provide to the local government refinery a volume of crude at a 25% discount to market price (the “Domestic Obligation”). The volume required to be furnished is the amount of the Etame production divided by the total Gabon production times the volume of oil refined by the refinery per year. To date the Company has not received a call for crude from the refinery. The Company accrues an amount for the Domestic Obligation based upon management’s best estimate of the volume of crude required. Because the refinery does not publish its throughput figures, the amount accrued is an estimate. The amount accrued to through December 31, 2003 is $0.5 million.

The Company believes it is substantially in compliance with all environmental regulations.

8.	LONG TERM DEBT

To fund its share of the Etame field development costs, on April 19, 2002, the Company entered into a $10.0 million credit facility with the International Finance Corporation (“IFC”), a subsidiary of the World Bank. During the year ended December 31, 2003 the Company has repaid $3.0 million of the loan as called for under the facility repayment schedule. The remaining $7.0 million is due as follows, 2004 - $4.0 million, 2005 - $3.0 million.

In connection with the loan, the IFC holds a pledge of the Company’s interest in the Etame Block, and pledge of the shares of VAALCO Gabon (Etame), Inc. the subsidiary which owns the Company’s interest in the Etame Block. The IFC also has a security interest in the crude oil sales contract with Shell.

The credit facility required that the Company provide $10.0 million of cash collateral to secure borrowings under the facility until the project completion date. The Company borrowed the $10.0 million that it used as cash collateral from the 1818 Fund II, L.L.P. (the “1818 Fund”) and another investor that is not affiliated with the Company (the “1818 Fund Loan”).

The Company was notified by the IFC that the project completion date occurred on March 31, 2003. On April 1, 2003, the $10.0 million cash collateral posted by the Company was released. The $10.0 million of cash collateral was used to repay the 1818 Fund Loan on April 1, 2003. Also during April 2003, the Company paid accrued interest expense on the 1818 Fund loan of $0.7 million.

In connection with the 1818 Fund loan, the Company issued warrants to purchase 15.0 million shares of its common stock to the 1818 Fund (7.5 million of which

VAALCO ENERGY, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2003

(in thousands of dollars unless otherwise indicated)

terminated when the loan was repaid on April 1, 2003). The Company issued the other lender warrants to purchase 4.5 million shares of common stock on the same terms as the warrants issued to the 1818 Fund (2.25 million of which terminated when the loan was repaid on April 1, 2003). As the Company only drew a total of $10.0 million of the $13.0 million available under the loan facility, the 1818 Fund was required to return an additional 2.25 million warrants. In connection with the 1818 Fund Loan, a total of 7.5 million warrants to purchase shares of common stock remain outstanding.

Management allocated $1.9 million of the anticipated proceeds from the $10.0 million loan to the warrants, which was accounted for in the equity section of the balance sheet as additional paid in capital, with a corresponding offset to debt discount. This amount was fully amortized upon the repayment of the loan on April 1, 2003. The allocation is based on the relative fair values of the loan and the warrants. The valuation of the warrants is based upon a Black Scholes model, adjusted for liquidity issues associated with a potential sale of such a large volume of shares. The Company formed an independent committee of the Board of Directors, which received a fairness opinion with regards to the terms of the 1818 Fund loan.

9.	ASSET RETIREMENT OBLIGATIONS

In August 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligations.” SFAS No. 143 addresses financial accounting and reporting for obligations associated with the retirement of tangible, long-lived assets and the associated asset retirement costs. This statement requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred by capitalizing it as part of the carrying amount of the long-lived assets. As required by SFAS No. 143, the Company adopted this new accounting standard on January 1, 2003. The statement requires the systematic, accretion and depreciation of future abandonment costs of tangible assets such as platforms, wells, service assets, pipelines, and other facilities. SFAS No. 143 requires that the fair value of a liability for an asset’s retirement obligation be recorded in the period in which it is incurred if a reasonable estimate of fair value can be made, and that the corresponding cost is capitalized as part of the carrying amount of the related long-lived asset. The liability is accreted to its then present value each period, and the capitalized cost is depreciated over the useful life of the related asset. If the liability is settled for an amount other than the recorded amount, a gain or loss is recognized.

Pursuant to the January 1, 2003 adoption of SFAS No. 143 the Company:

•	recognized a gain during the first quarter of 2003 of $1.7 million for the cumulative effect of accounting change. Of this amount, discontinued operations in the Philippines contributed a $1.9 million gain offset by $0.1 million in losses in Gabon and the United States.

VAALCO ENERGY, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2003

(in thousands of dollars unless otherwise indicated)

•	increased assets by $1.3 million to add the net asset retirement costs to the carrying costs of the Company’s oil and gas properties;

•	reduced the accrued liability for future abandonment costs by $0.6 million to reflect the present value of the asset retirement obligation (“ARO”) liability. The discontinued operations in the Philippines accounted for a $1.9 million liability reduction, offset by $1.3 million increase in the United States and Gabon;

•	increased accumulated depletion by $0.1 million to record prior period depletion of the ARO asset.

Adopting SFAS No. 143 had no impact on our reported cash flows. During the year ending December 31, 2003, the Company decreased ARO liabilities by $57 to reflect the fair value of the ARO at December 31, 2003. The decrease was due to reduced liability associated with the Etame field due to the present value impact of the extended field life associated with increased reserves, partially offset by an increase of liabilities for the Philippines fields.

A summary of the recording of the estimated fair value of the Company’s asset retirement obligations is presented as follows (in thousands):

Balance January 1, 2003	$3,294
Impact of accounting change	(574)
Accretion Expense	168
Revisions	(225)
Discontinued Operations	(1,498)

Balance December 31, 2003	$1,165

10.	DISCONTINUED OPERATIONS

On April 30, 2004, the Company closed the sale of all of its assets associated with Service Contract 6 and Service Contract 14 in the Philippines. Terms of the sale included the assumption by the partners of the Company’s entire share of any abandonment, environmental or other liabilities associated with the Service Contracts. The Company has reclassified earnings to break out the results of discontinued operations for prior periods in its financial statements. The Company realized a loss on the sale of the assets of $73,000 after paying transaction costs of $1,135,000 which was recorded in 2004 as follows.

VAALCO ENERGY, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2003

(in thousands of dollars unless otherwise indicated)

(thousands of dollars)
Future asset retirement obligations assumed by buyer	$1,498
Book value of assets transferred to buyer
Materials and supplies	(321)
Prepaid expenses	(2)
Notes receivable	1
Property and equipment	(4)
Deposits and other assets	(12)
Accounts due partners	(98)

Payments required under the purchase and sale agreement
Payment to contingency fund	(198)
Payment to operating account	(136)
Severance benefits	(747)
Other closing costs	(54)

Loss on asset sale	(73)

Loss from discontinued operations	Year ended December 31,
	2003	2002
Revenues from oil sales	502	621

Operating costs and expenses:
Production expenses	373	364
Exploration expenses	—	10
Depreciation, depletion and amortization	91	3
General and administrative expenses (reimbursements)	260	459

Total operating costs and expenses	724	836

Other revenues (expenses):
Interest income	17	15
Other expenses (net)	(39)	(9)

Loss from discontinued operations before income taxes	(244)	(209)

Income tax expense	(209)	11
Minority interest in earnings of subsidiaries	—	(1)

Loss from discontinued operations net of tax	(35)	(219)

VAALCO ENERGY, INC AND SUBSIDIARIES

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2003 AND 2003

(in thousands of dollars unless otherwise indicated)

A summary of account balances for discontinued operations is presented as follows below in thousands:

Year Ended December 31, 2003
Current Assets
Other receivables	119
Materials and supplies	322
Prepayments and other	50

Total current assets	491

Property and equipment, - net	4
Other long-term assets	10

Total other assets	14

Current liabilities
Accounts payable	251
Accounts with partners	1,113

Total current liabilities	1,364

Deferred tax liability	40
Asset retirement obligations	1,498

Total long term liabilities	1,538

The Company entered into the agreement dated February 29, 2004 with all of its partners in the Philippines, whereby it gave them the option to acquire all of its interests in Service Contract 6 and Service Contract 14 (Matinloc and Nido fields). Terms of the sale included the assumption by the partners of the Company’s entire share of any abandonment, environmental or other liabilities whatsoever, associated with the Service Contracts. The Company gave its share of $1.5 million of funds held by the operator for working capital and abandonment liabilities (approximately $0.5 million) to the new operator.

VAALCO ENERGY, INC AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES

(Unaudited)

(in thousands of dollars unless otherwise indicated)

11.	SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES – (Unaudited)

The following information is being provided as supplemental information in accordance with certain provisions of SFAS No. 69, “Disclosures about Oil and Gas Producing Activities”. The Company’s reserves are located offshore of Gabon and the Republic of the Philippines. The following tables set forth costs incurred, capitalized costs, and results of operations relating to oil and natural gas producing activities for each of the periods. (See Footnote 1 – “ORGANIZATION”)

Costs Incurred in Oil and Gas Property Acquisition, Exploration and Development Activities

(In thousands)	United States		Gabon
	2003	2002	2003	2002
Costs incurred during the year:
Exploration – capitalized	$—	$—	$1,326	$323
Exploration – expensed	—	87	327	153
Development	38	69	513	15,495
Asset retirement costs	20	—	988	—

Total	$58	$156	$3,154	$15,971

Costs incurred for acquisitions, exploration and development activities associated with the discontinued operation in the Philippines were $0 and $10 in 2003 and 2002 respectively. No amounts of exploration costs were for dry hole expense in 2003 or 2002.

Capitalized Costs Relating to Oil and Gas Producing Activities:

Year Ended December 31 2003
Capitalized costs - Unproved properties not being amortized	$1,905
Properties being amortized (1)	24,218

Total capitalized costs	26,123
Less accumulated depreciation, depletion, and amortization	(9,955)

Net capitalized costs	$16,168

(1)	Includes $1,008 of asset retirement cost

Capitalized costs associated with oil and gas producing activities for discontinued operations in the Philippines was $4 at December 31, 2003.

VAALCO ENERGY, INC AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES

(Unaudited)

(in thousands of dollars unless otherwise indicated)

The capitalized costs pertain to the Company’s producing activities in the Etame Block and U.S. activities.

Results of Operations for Oil and Gas Producing Activities:

			International
	United States		2003		2002
	2003	2002	Gabon	Philippines	Gabon	Philippines
Crude oil and gas sales	$480	$483	$35,001	502	$8,876	621
Production expense	(158)	(145)	(8,811)	(373)	(2,269)	(364)
Exploration expense	—	—	(2,096)	—	(240)	(10)
Depreciation, depletion and Amortization	(147)	(344)	(5,638)	(91)	(1,779)	(3)

Income (loss) before taxes	175	(6)	18,456	38	4,588	244
Income tax (provision)	—	—	(5,514)	209	(1,385)	(11)

Results from oil and gas producing activities	$175	$(6)	$12,942	247	$3,203	233

Proved Reserves

A reserve report as of December 31, 2003 has been opined on by Netherland Sewell & Associates, independent petroleum engineers. The following tables set forth the net proved reserves of VAALCO Energy, Inc. as of December 31, 2003 and 2002, and the changes therein during the periods then ended.

	Oil (MBbls)	Gas (MMcf)
PROVED RESERVES:
BALANCE AT JANUARY 1, 2001	6,432	69
Production	(371)	(86)
Revisions	(608)	94

BALANCE AT DECEMBER 31, 2002	5,453	77
Production	(1,266)	(51)
Revisions	4,824	114

BALANCE AT DECEMBER 31, 2003	9,011	140

	Oil (MBbls)	Gas (MMcf)
PROVED DEVELOPED RESERVES
Balance at December 31, 2002	3,467	77
Balance at December 31, 2003	6,492	140

VAALCO ENERGY, INC AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES

(Unaudited)

(in thousands of dollars unless otherwise indicated)

The Company’s proved developed reserves are located offshore Gabon, the Republic of the Philippines and in Texas. The revisions in 2003 are predominately associated with better than expected reservoir performance from the Etame field offshore Gabon. Revisions in 2002 represent the economic effect of lower cost oil barrels required to recover investments in the Etame field due to higher oil prices in 2002 than in 2001. The result is a lower effective net revenue interest over the life of the field because of greater profit oil tax payments to the Gabon Government. The reserves in Gabon include the minority interest share of reserves held by the 9.99% owner of VAALCO International, Inc., which owns VAALCO Gabon (Etame), Inc. Proved oil reserves associated with discontinued operations in the Philippines were 351 and 344 thousand barrels in 2003 and 2002 respectively. There were no gas reserves in the Philippines.

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil Reserves

The information that follows has been developed pursuant to procedures prescribed by SFAS No. 69 and utilizes reserve and production data estimated by independent petroleum consultants. The information may be useful for certain comparison purposes, but should not be solely relied upon in evaluating VAALCO Energy, Inc. or its performance.

The future cash flows are based on sales prices and costs in existence at the dates of the projections, excluding Gabon royalties, and the interests of the Philippine government and the other consortium members. Future production costs do not include overhead charges allowed under joint operating agreements or headquarters general and administrative overhead expenses. Future development costs include $2,501 attributable to future abandonment when the wells become uneconomic to produce. The standardized measure of discounted cash flows for 2003 do not include the costs of abandoning the Company’s non-producing properties.

			International
	United States		December 31,				Total
	December 31,		2003		2002		December 31,
	2003	2002	Gabon	Philippines	Gabon	Philippines	2003	2002
Future cash inflows	$1,292	$744	$259,909	4,978	$183,735	4,594	$266,179	$189,073
Future production costs	(482)	(299)	(56,752)	(1,999)	(56,424)	(1,952)	(59,233)	(58,675)
Future development costs	—	—	(14,037)	(1,378)	(14,624)	(1,378)	(15,415)	(16,002)
Future income tax expense	(126)	(69)	(49,522)	—	(33,449)	—	(49,648)	(33,518)

Future net cash flows	684	376	139,598	1,601	79,238	1,264	141,833	80,878
Discount to present value at 10% annual rate	(136)	(37)	(39,956)	(181)	(14,507)	93	(40,273)	(14,451)

Standardized measure of
Standardized measure of discounted future net cash flows	$548	$339	$99,642	1,420	$64,731	1,357	$101,610	$66,427

Due to the availability of net operating loss carryforwards, there is no future income tax expense attributable to the Company’s Philippines and domestic reserves. Income taxes represent amounts payable to the Government of Gabon on profit oil as final payment of corporate income taxes.

VAALCO ENERGY, INC AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES

(Unaudited)

(in thousands of dollars unless otherwise indicated)

Changes in Standardized Measure of Discounted Future Net Cash Flows:

The following table sets forth the changes in standardized measure of discounted future net cash flows as follows:

	December 31,
	2003	2002
BALANCE AT BEGINNING OF PERIOD	$66,427	$23,731
Sales of oil and gas, net of production costs	(26,538)	(6,945)
Net changes in prices and production costs	3,995	61,536
Revisions of previous quantity estimates	53,370	(11,738)
Changes in estimated future development costs	1,966	(6,776)
Development costs incurred during the period	552	15,495
Accretion of discount	6,507	3,221
Net change in income taxes	(7,170)	(16,354)
Change in production rates (timing) and other	2,438	3,296
Discontinued Operations	63	961

BALANCE AT END OF PERIOD	$101,610	$66,427

There are numerous uncertainties inherent in estimating quantities of proved reserves and in projecting future rates of production and timing of development expenditures, including many factors beyond the control of the Company. Reserve engineering is a subjective process of estimating underground accumulations of crude oil and natural gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. The quantities of oil and natural gas that are ultimately recovered, production and operating costs, the amount and timing of future development expenditures and future oil and natural gas sales prices may all differ from those assumed in these estimates. The standardized measure of discounted future net cash flow should not be construed as the current market value of the estimated oil and natural gas reserves attributable to the Company’s properties. The information set forth in the foregoing tables includes revisions for certain reserve estimates attributable to proved properties included in the preceding year’s estimates. Such revisions are the result of additional information from subsequent completions and production history from the properties involved or the result of a decrease (or increase) in the projected economic life of such properties resulting from changes in product prices. Moreover, crude oil amounts shown are recoverable under the service contracts and the reserves in place remain the property of the Gabon and Philippine governments.

In accordance with the guidelines of the U.S. Securities and Exchange Commission, the Company’s estimates of future net cash flows from the Company’s properties and the present value thereof are made using oil and natural gas contract prices in effect as of year end and are held constant throughout the life of the properties except where such guidelines permit alternate treatment, including the use of fixed and determinable contractual price escalations. The contract price as of December 31, 2003 was $14.92 per Bbl and $13.92 per Bbl of oil for discontinued operations in the Philippines at Matinloc and the Nido fields respectively. In Gabon, the price was $30.15 per barrel representing a $0.62 discount to the spot price of Dated Brent Crude at December 31, 2003.

VAALCO ENERGY, INC AND SUBSIDIARIES

SUPPLEMENTAL INFORMATION ON OIL AND GAS PRODUCING ACTIVITIES

(Unaudited)

(in thousands of dollars unless otherwise indicated)

Under the Production Sharing Contract in Gabon, the Gabonese government is the owner of all oil and gas mineral rights. The right to produce the oil and gas is stewarded by the Directorate Generale de Hydrocarbeures and the Production Sharing contract was awarded by a decree from the State. Pursuant to the service contract, the Gabon government receives a variable royalty depending on production rate. The consortium maintains a Cost Account, which entitles it to receive 70% of the production remaining after deducting the royalty so long as there are amounts remaining in the cost account. At December 31, 2003 there was $32.8 million in the cost account ($11.3 million net to the Company). As payment of corporate income taxes the consortium pays the government an allocation of the remaining “profit oil” production from the contract area ranging from 50% to 60% of the oil remaining after deducting the royalty and the cost oil. The percentage of “profit oil” paid to the government as tax is a function of production rates. So long as amounts remain in the Cost Account, the net share that the consortium receives from production can range from a low of 67.7% of production at production rate in excess of 25,000 BOPD to a high of 82.5% of production at rates below 5,000 barrel per day. Also because of the nature of the Cost Account, decreases in oil prices result in a greater number of barrels required to recover costs, therefore at lower oil prices, the Company’s net reserves would increase.

The Etame Production Sharing Contract allows for the carve-out of a development area, which was performed for the Etame field. The Etame development area has a term of 20 years and will expire in 2021. The balance of the Etame Block comprises the exploration area, which expires in July 2004 unless the consortium agrees to one additional commitment well, in which case the exploration area expires in July 2006. In connection with the two year extension beginning in July 2004, the consortium must relinquish 50% of the area under contract.

Under the service contract, it is not anticipated that the Gabonese government will take physical delivery of its allocated production. Instead, the Company is authorized to sell the Gabonese government’s share of production and remit the proceeds to the Gabonese government.